UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2011

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") was enacted. Section 1503(b)(1) of the Dodd Frank Act requires the disclosure on a Current Report on Form 8 K of the receipt of an imminent danger order (an "Order") issued under section 107(a) of the Federal Mine Safety and Health Act of 1977.

On January 24, 2011, United Taconite LLC (the "Company"), a wholly-owned subsidiary of Cliffs Natural Resources Inc., received an Order from the federal Mine Safety and Health Administration ("MSHA") stating that an employee at the Company’s concentrator in Forbes, Minnesota was observed pulling a drain plug for the converter box from the top of the hydro separator tank without railings and without wearing fall protection. The employee promptly returned safely to the ground which immediately terminated the Order.

On February 3, 2011, the Company received an Order from MSHA stating that a walkway at the Company’s fine crushing plant in Forbes, Minnesota was not being maintained, specifically the metal plate decking had deteriorated and was causing a potential hazard of persons stepping through the alleged deteriorated metal of the walkway. The Company promptly repaired the affected walkway, which terminated the Order on February 4, 2011. Additionally, on February 4, 2011, at the same location, the Company received an Order with respect to an employee working beyond chain rails without wearing fall protection. The employee returned safely from the edge which immediately terminated the Order.

The conditions cited in the Orders referred to above did not result in an accident or injury and had no material adverse impact on the Company’s operations at the United Taconite mine.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

February 9, 2011	By:	/s/ Gina K. Gunning

Name: Gina K. Gunning
Title: General Counsel, Corporate Affairs and Secretary